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                                 CODE OF ETHICS

                       State Farm Associates' Funds Trust
                     State Farm Investment Management Corp.
                        State Farm Variable Product Trust
                         State Farm VP Management Corp.
                          State Farm Mutual Fund Trust

                 ARTICLE I. INTRODUCTION AND GENERAL PRINCIPLES

         A. State Farm Mutual Fund Trust, State Farm Variable Product Trust and State Farm Associates' Funds Trust, registered investment companies, have adopted this Code of Ethics. State Farm Investment Management Corp. (the "Manager") serves as the investment adviser to the Trusts listed above (each portfolio of which is referred to as a "Fund" or collectively as the "Funds") and State Farm VP Management Corp. serves as principal underwriter for the Funds. The Manager and State Farm VP Management Corp. have each adopted this Code of Ethics.

         B. This Code of Ethics is based on the general principle that the Manager functions exclusively for the benefit of the Funds and their shareholders. Access Persons shall not use assets of the Funds or knowledge of current or prospective transactions in Securities by the Funds for personal advantage or for the advantage of anyone other than the Funds or their shareholders.

         C. The restrictions and requirements of this Code are designed to prevent behavior that actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Funds or their shareholders. It is of the utmost importance that the Personal Securities Transactions of Access Persons be conducted in a manner consistent with both the letter and spirit of this Code to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

                              ARTICLE II. OBJECTIVE

         Rule 17j-1 under the Investment Company Act of 1940 makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements or omissions of material facts, in connection with the purchase or sale of a security held or proposed to be acquired by a registered investment company. In addition, Section 204A of the Investment Advisers Act of 1940 requires investment advisers to establish, maintain, and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of Subscribers within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by Rule 17j-1 under the Investment Company Act of 1940 or 204A of the Investment Advisers Act of 1940.

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   ARTICLE III. PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS BY PORTFOLIO
                        MANAGERS AND INVESTMENT ANALYSTS

         A. Preclearance of Transactions in Covered Securities. Portfolio managers and investment analysts shall preclear all Personal Securities Transactions in Covered Securities by completing the attached Form C. Form C requires such persons to:

            1. In the case of a Covered Security that is an equity Security, other than an equity Security that represents an interest in real estate, obtain the signature from the State Farm employee managing the State Farm equity security trading desk, whose signature shall confirm that there are no pending buy or sell orders for that Security by a Fund (other than a Fund managed by an unaffiliated Investment Sub-Adviser).

            2. If the Personal Securities Transaction involves a Covered Security that is an equity Security, other than an equity Security that represents an interest in real estate, obtain the signature of the head of the State Farm Investment Department - Common Stocks approving the transaction, or the signature of his or her designee. If the Personal Securities Transaction involves a Covered Security that is a fixed-income Security or an equity Security that represents an interest in real estate, obtain the signature of the head of the Investment Department - Fixed Income Securities approving the transaction, or the signature of his or her designee. The heads of the Investment Department shall preclear their Personal Securities Transactions with a designated Investment Professional. For purposes of this Article, a convertible Security shall be treated as an equity Security.

            3. The Investment Department heads or the designated Investment Professional may refuse to grant preclearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the following factors, among others, will be considered in deciding whether or not to preclear:

               a. Whether the transaction is consistent with the general principles and objectives of this Code of Ethics.

               b. Whether the amount or the nature of the transaction, or the person executing the transaction is likely to impact the price or the market for the Security held by a Fund (other than a Fund managed by an unaffiliated Investment Sub-Adviser).

               c. Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund (other than a Fund managed by an unaffiliated Investment Sub-Adviser).

               d. Whether the transaction is non-volitional on the part of the individual.

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         B. Preclearance Period. Once a portfolio manager or investment analyst has appropriately precleared a transaction, he or she shall execute the transaction on the same day that he or she obtains the preclearance. If the transaction is not completed on that day, the portfolio manager or investment analyst must obtain new preclearance, including new preclearance for any uncompleted portion of the transaction.

         C. Securities Exempt from Preclearance. The Securities listed below are exempt from preclearance:

            1. Shares of open-end investment companies.
            2. Direct obligations of the United States government.
            3. Banker's acceptances.
            4. Bank certificates of deposit.
            5. Commercial paper.
            6. High-quality short-term debt instruments, including repurchase agreements.
            7. Small transactions:

               a. Equity Securities: A small transaction in an equity Security is a sale or purchase less than $5,000 provided that the total transactions in the Same Security by the portfolio manager or investment analyst for the preceding twelve-month period (including the current transaction) is less than $10,000.

               b. Non-equity Securities: A small transaction in a non-equity Security is a sale or purchase less than $25,000 provided that the total transactions in the Same Security by the portfolio manager or investment analyst for the previous twelve-month period (including the current transaction) is less than $50,000.

         D. Documenting Preclearance and the Approved Transaction. Once a portfolio manager or investment analyst has precleared and executed the transaction, he or she must complete the remainder of Form C. The portfolio manager or investment analyst then files the completed Form C with the Investment Department Secretary by noon of the business day following the day on which the trade is executed. The Investment Department Secretary will deliver the completed form to the Compliance Officer. In recognition of the fact that portfolio managers and investment analysts are frequently out of the office, E-mail may be used so long as the E-mails contain the same information as required on Form C.

  ARTICLE IV. RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACATIONS

         Except where otherwise indicated, the following restrictions and limitations apply:

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         1. Securities under Consideration. Access Persons who know, or have reason to know, that a Security is being actively considered for purchase or sale by the Manager or the Funds (other than a Fund managed by an unaffiliated Investment Sub-Adviser), shall not enter into Personal Securities Transactions involving the Same Security. This prohibition shall not apply to the acquisition of Securities through a dividend reinvestment plan or through a regular automatic purchase feature of a Direct Purchase Plan, if the Access Person was a participant in the dividend reinvestment plan or in the Direct Purchase Plan more than 15 days prior to the time when the Manager began to actively consider purchasing or selling the Security.

         2. Prohibition on Short-term Personal Securities Transactions:
Portfolio managers and investment analysts shall not profit from the purchase and sale, or the sale and purchase, of the Same Security within 30 calendar days; provided, however, that the Compliance Officer may, upon request, exempt a Personal Securities Transaction from this prohibition, in whole or in part, upon such conditions as the Compliance Officer may impose, if the Compliance Officer concludes that no harm to a Fund would result and that the application of the prohibition would be inequitable or result in undue hardship to the individual who wants to enter into the transaction. Any profit realized on a transaction that the Compliance Officer had not exempted from this prohibition shall be disgorged.

         3. Pledges and Margin Purchases. Portfolio managers and investment analysts shall not purchase any Security in the business area for which such person has responsibility for analysis, decision-making or transactions, whether or not owned by a Fund, with borrowed money or in a margin account or trade futures contracts on margin, and shall not use such Securities as collateral for a loan.

         4. Short Sales. Portfolio managers and investment analysts shall not engage in short sales with respect to any Security in the business area for which such person has responsibility for analysis, decision-making or transactions, whether or not owned by a Fund.

         5. Options and Futures Contracts. Portfolio managers and investment analysts shall not engage in any transaction in options or futures contracts on any Security in the business area for which such person has responsibility for analysis, decision-making or transactions, whether or not owned by a Fund.

         6. Limited Offerings and Initial Public Offerings: Portfolio managers and investment analysts must obtain special written approval from a designated Investment Professional before directly or indirectly acquiring Beneficial Ownership in any Security in a Limited Offering or in an Initial Public Offering. The designated Investment Professional shall document his or her reasons for approval or disapproval in a written report. The special written approval and the report from the designated Investment Professional shall be filed within five business days with the Compliance Officer.

         7. Disclosure of Personal Holdings. Portfolio managers and investment analysts who are in a position to influence any decision by the Manager or the Funds to purchase, hold or sell Covered Securities must disclose their Beneficial Ownership interest in such Covered

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Security being considered for purchase or sale by the Manager or the Funds to the other Investment Professionals before participating in the investment decision process.

         8. Service as a Director. Portfolio managers and investment analysts shall not serve as directors of publicly traded companies unless prior authorization is granted by a designated Investment Professional who himself or herself shall not serve as a director of a publicly traded company unless prior authorization is granted by the Funds' executive committee. Authorization to serve as a director of a publicly traded company should be granted only if it is determined that such service as a director would be consistent with the interests of the Funds and the Funds' shareowners. Any portfolio manager or investment analyst who serves as a director of a publicly traded company shall be appropriately isolated from those persons who make any investment decisions relating to the publicly traded company.

         9. Blackout Periods - Pending Orders. Portfolio managers and investment analysts shall not buy or sell any Covered Security on a day during which a Fund (other than a Fund managed by an unaffiliated Investment Sub-Adviser) has a pending buy or sell order for the Same Security. Once a Fund's order has been fully executed or is withdrawn, this subsection does not apply. If a person violates the blackout provisions of this Article, the person shall cause the transaction to be reversed, and any profits realized from the reversal shall be disgorged.

         10. Blackout Period: Six-Day Window: A portfolio manager who has decision-making authority with respect to investments of a Fund (other than a Fund managed by an unaffiliated Investment Sub-Adviser) shall not buy or sell a Covered Security during the period that begins three calendar days before a Fund he or she manages trades in the Same Security and ends three calendar days after a Fund he or she manages trades in the Same Security. If a person violates the blackout provisions of this Article, the person shall cause the transaction to be reversed, and any profits realized from the reversal shall be disgorged.

         11. Confidentiality of Information. Access Persons shall not disclose any of the Funds' current or the Manager's contemplated transactions except as may be necessary to fulfill his or her job-related responsibilities. Access Persons shall not utilize any information concerning the Funds' current or the Manager's contemplated transactions except for the benefit of the owners or beneficiaries of assets managed by the Manager or owned by the Funds and in no event for personal gain.

         12. Preferential Treatment. Access Persons shall not seek or accept favors, preferential treatment, any special benefit or other consideration (of more than a de minimis value) from broker-dealers or other providers of goods or services to the Funds, the Manager or their affiliates.

                         ARTICLE V. INSIDER INFORMATION

         Subscribers, other than Mutual Fund Disinterested Trustees, who obtain material non-public information regarding a company shall not disclose that information to anyone but a designated Investment Professional and shall not engage in any transactions involving securities of that company for portfolios under management or for a personal account until the information

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is publicly disseminated or becomes obsolete. Whenever information is suspected of being material and non-public, a Subscriber should advise a designated Investment Professional of the circumstances immediately. The Mutual Fund Disinterested Trustees shall be subject to the legal obligations generally associated with insider information. (See Appendix I for discussion of Insider Trading.)

                     ARTICLE VI. REPORTING - ACCESS PERSONS

     Subject to the exclusions set forth in Section E below, every Access Person must report to the Compliance Officer the following:

     A. Initial Holdings Report. No later than 10 days after a person becomes an Access Person, he or she shall report the following information on the attached Form A:

          1. The title, number of shares and principal amount of each Covered Security in which the Access Person has any Beneficial Ownership interest, and

          2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

The Initial Holdings Report shall be made as of the date the person became an Access Person. In lieu of using attached Form A, an Access Person may submit a computer generated listing of his or her holdings furnished by his or her broker-dealer provided the Access Person attaches a certification to the computer generated listing indicating that the listing provides all the information required in the Initial Holdings Report.

     B. Quarterly Transaction Report. No later than 10 days after the end of a calendar quarter, Access Persons shall report the following information on the attached Form B:

          1. Any transaction in a Covered Security in which the Access Person has any Beneficial Ownership interest, and

          2. Any new account established by the Access Person in which any Securities were held for the direct or indirect benefit of the Access Person.

An Access Person need not make a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer in the time required by this Article, and if all the information required in the Quarterly Transaction Report is contained in the broker trade confirmations or account statements. An Access Person need not make a Quarterly Transaction Report if the Access Person reported all of his or her Personal Securities Transactions in Covered Securities effected during the quarter on attached Form C in accordance with the preclearance requirements of Article III.

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By not filing a Quarterly Transaction Report within the prescribed time period, the Access Person shall be deemed to represent to the Compliance Officer that he or she had no reportable Personal Securities Transactions during the quarter, other than those transactions reported on Form C, and that he or she established no new securities accounts during the quarter. Alternatively, by not filing a Quarterly Transaction Report within the prescribed time period, the Access person shall be deemed to represent to the Compliance Officer that the duplicate broker trade confirmations or account statements received by the Compliance Officer satisfy the Access Person's reporting obligation.

     C. Annual Holdings Report. No later than 30 days after the end of the calendar year, an Access Person shall report the following on the attached Form
A:

          1. The title, number of shares and principal amount of each Covered Security in which the Access Person has any Beneficial Ownership interest, and

          2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

The Annual Holdings Report shall be completed as of the end of the calendar year. In lieu of using attached Form A, an Access Person may submit a computer generated listing of his or her holdings furnished by his or her broker-dealer provided the Access Person attaches a certification to the computer generated listing indicating that the listing provides all the information required in the Annual Holdings Report.

     D. Broker Confirmations. Access Persons shall require their broker-dealers to supply the Compliance Officer with:

          1. Duplicate copies of confirmations of all Personal Securities Transactions in Covered Securities.

          2. Duplicate copies of all account statements provided by broker-dealers relating to holdings of Covered Securities or relating to Personal Securities Transactions in Covered Securities in which the Access Person has a Beneficial Ownership interest.

     E. Exclusions from all Reporting under this Article. An Access Person need not make a report under this Article:

          1. With respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          2. Any Mutual Fund Disinterested Trustee who is a Subscriber solely by reason of being a trustee of one or more of the Funds is not required to file either an Initial Holdings Report or an Annual Holdings Report, and such person only needs to file a Quarterly Transaction Report with respect to purchases or sales of a Covered Security if

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     he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during the 15-day period immediately preceding or after a Personal Securities Transaction the Same Security was purchased or sold by a Fund (other than an index Fund) of which the person is a trustee or that such purchase or sale was considered during that period by the Fund (other than an index Fund) or the Manager.

                ARTICLE VII. REPORTING - ADVISORY REPRESENTATIVES

     Subject to the exclusions set forth in Section C below, every Advisory Representative must report to the Compliance Officer the following:

     A. Quarterly Transaction Report. Advisory Representatives shall report any Personal Securities Transaction in a Covered Security in which the Advisory Representative has any Beneficial Ownership interest. The Quarterly Transaction Report shall be made on attached Form B, and shall be filed with the Compliance Officer within 10 days after the end of the calendar quarter during which the transaction took place.

     B. Broker Confirmations. Advisory Representatives shall require their broker-dealers to supply the Compliance Officer with duplicate copies of confirmations of all Personal Securities Transactions in Covered Securities.

     C. Exclusions from all Reporting under this Article. An Advisory Representative need not make a transaction report:

     1. With respect to transactions effected for, and Covered Securities held in, any account over which the Advisory Representative has no direct or indirect influence or control.

     2. If the Quarterly Transaction Report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer in the time required by this Article, and if all the information required in the Quarterly Transaction Report is contained in the broker trade confirmations or account statements.

By not filing a Quarterly Transaction Report within the prescribed time period, the Advisory Representative shall be deemed to represent to the Compliance Officer either that he or she had no reportable transactions during the quarter, or that the duplicate broker trade confirmations or account statements received by the Compliance Officer satisfy the Access Person's reporting obligation under this Code.

     ARTICLE VIII. INCORPORATION OF INVESTMENT SUB-ADVISERS' CODES OF ETHICS

     With regard to State Farm Variable Product Trust and State Farm Mutual Fund Trust, each Investment Sub-Adviser's code of ethics (e.g., the code of ethics of Barclays Global Investors, N.A. and the code of ethics of Capital Guardian Trust Company), is incorporated herein by reference. Those provisions of an Investment Sub-Adviser's code of ethics applicable

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to persons who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to such purchase or sale by Funds sponsored, managed or advised by such Investment Sub-Adviser are hereby incorporated herein by reference as additional provisions of this Code of Ethics applicable to those persons who are partners, directors, or employees of such Investment Sub-Adviser and who have direct responsibility for investments of any of the Funds of State Farm Variable Product Trust and State Farm Mutual Fund Trust.

     A violation of an Investment Sub-Adviser's code of ethics by persons who are partners, directors, or employees of such Investment Sub-Adviser shall constitute a violation of this Code of Ethics.

     In connection with Article VI, provided that an Investment Sub-Adviser reports any violations of the Code of Ethics that it uncovers from its review of personal securities transaction reports made to it by those persons who are partners, directors, or employees of such Investment Sub-Adviser and who have direct responsibility for investments of any of the Funds, and certifies in writing quarterly to the Funds' Compliance Officer that no violation of the Code of Ethics occurred during that quarter other than those violations reported, then reporting of such security transactions by partners, directors, or employees of an Investment Sub-Adviser in compliance with procedures established pursuant to the Investment Sub-Adviser's code of ethics shall constitute the reporting required under this Code of Ethics.

                             ARTICLE IX. ENFORCEMENT

     A. The Compliance Officer shall review reports to detect potential violations of this Code of Ethics. Additional information may be required to clarify the nature of particular transactions.

     B. Reports filed pursuant to this Code of Ethics will be maintained in strictest confidence. Information shall be disclosed only when necessary for the enforcement of this Code or to satisfy legal requirements.

     C. If, in his or her discretion, the Compliance Officer determines that a Personal Securities Transaction of an Access Person violates this Code of Ethics or the spirit of this Code of Ethics, the Compliance Officer may require the Access Person to reverse the transaction and disgorge any profits realized from the transaction.

     D. Compliance with all provisions of the Code of Ethics shall be a condition of employment or continued affiliation with the Funds and the Manager, and conduct that violates this Code of Ethics shall constitute grounds for termination of employment or removal from office.

     E. Violations of this Code of Ethics may also constitute violations of law and may subject the Subscriber, the Funds, or the Manager to civil or criminal penalties.

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     F. No less frequently than annually, the Compliance Officer will furnish the Board of Trustees of the Trusts a written report describing any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations. The report shall also certify that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

                             ARTICLE X. DEFINITIONS

     A. Access Person: Any access person as defined pursuant to Rule 17j-1 under the Investment Company Act of 1940. Access Person includes any director, trustee, officer, or advisory person of a Fund or of a Fund's investment adviser. An advisory person is any employee of the Fund or investment adviser (or of any company in a control relationship with the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to the purchases and sales of Securities by a Fund.

     B. Advisory Representative: Any person, other than an Access Person, who is an advisory representative as defined in Rule 204-2(a)(12) under the Investment Advisers Act of 1940. Any person who is both an Access Person and an Advisory Representative under this Code of Ethics shall be subject to all the requirements under this Code of Ethics applicable to Access Persons. Under Rule 204-2(a)(12), advisory representative includes any employee or independent contractor of an investment adviser, such as the Manager, who makes any recommendation, who participates in the determinations of which recommendations shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations.

     C. Beneficial Ownership: A Subscriber shall be deemed to have Beneficial Ownership of a Security if the Subscriber, either directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the Security. This type of pecuniary interest can arise when the Subscriber has an opportunity to profit directly or indirectly from a transaction in the Security. Situations where an indirect pecuniary interest in a Security can exist with respect to Securities include, but are not limited to the following:

        1. A Security held by a member of the Subscriber's immediate family who shares the same household.

        2. A general partner's proportionate interest in portfolio Securities held by the partnership.

        3. A shareholder's proportionate interest in portfolio Securities held by the corporation if the shareholder is a controlling shareholder of the

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             corporation. A shareholder will be considered to be a controlling shareholder if the shareholder has the power to exercise a controlling influence over the management or policies of a company. For a more comprehensive definition of control, please refer to
             Section 2(a)(9) of the Investment Company Act of 1940.

         4. A Subscriber's interest in Securities held pursuant to certain trust arrangements. The types of trust arrangements where an indirect pecuniary interest could arise include the following:

             (a) the ownership of Securities as a trustee where either the trustee or members of his or her immediate family have a vested interest in the income or corpus of the trust;

             (b)  the ownership of a vested beneficial interest in the trust;
                  and

             (c) the ownership of Securities as a settlor of a trust in which the settlor has the power to revoke the trust without obtaining the consent of all the beneficiaries.

         5. A Subscriber's right to dividends that is separated or separable from the underlying Securities.

         6. A Subscriber's right to acquire equity Securities through the exercise or conversion of any derivative Security, whether or not presently exercisable.

     D. Compliance Officer: The individual who is appointed to act as Compliance Officer for the Funds.

     E.  Covered Security: Any Security other than:

         (1) shares of registered open-end investment companies,
         (2) direct obligations of the government of the United States,
         (3) bankers' acceptances,
         (4) bank certificates of deposit,
         (5) commercial paper, and
         (6) high-quality short-term debt instruments, including repurchase agreements.

     F. Direct Purchase Plan: A Personal Securities Transaction in which the Subscriber acquires an interest in a Security directly from the issuer of the Security through a program that allows program participants to accumulate shares by making optional cash payments.

     G. Initial Public Offering: An Initial Public Offering means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before

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the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     H. Investment Professionals: Any employee of the Manager (or of any company in a control relationship with the Manager) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Fund.

     I. Investment Sub-Adviser: Investment sub-adviser means any person named as an investment sub-manager or investment sub-adviser in the Funds' currently effective registration statement filed with the U.S. Securities and Exchange Commission.

     J. Limited Offering: A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     K. Mutual Fund Disinterested Trustee: Mutual Fund Disinterested Trustee means a duly elected trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

     L. Personal Securities Transactions: Personal Securities Transactions shall include not only transactions involving the purchase or sale of Securities directly owned by the Subscriber, but also the purchase or sale of any Securities in which the Subscriber has a Beneficial Ownership interest. Personal Securities Transactions shall not include transactions effected for any account over which the Subscriber does not have any direct or indirect influence or control.

     M. Security: Security shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940. The definition contained in Section 2(a)(36) of the Investment Company Act is as follows:

        Security means any note, stock, treasury stock, bond debenture, evidence of indebtedness certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly know as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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     N. Same Security: The Security, any class of that Security, or another
Security, which derives its value from that Security.

     O. Subscriber(s): A Subscriber is any person who executes the Code of Ethics. Subscribers will include at least the following: Access Persons, Advisory Representatives, Investment Professionals, Mutual Fund accounting personnel, Mutual Fund Officers, Mutual Fund Trustees, Officers and Directors of State Farm Investment Management Corp., and inside counsel for the Funds and Investment Department.

     P. Trusts: State Farm Associates Funds Trust, State Farm Mutual Fund Trust, and State Farm Variable Product Trust.

                          *  *  *  *  *  *  *  *  *

     I acknowledge that I have read and understand the Code of Ethics, and I agree to comply with its terms and provisions.

Dated:______________________                   _________________________________
                                               Subscriber's Signature


                                               _________________________________
                                               Subscriber's Name (please print)

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                          Appendix I - Insider Trading

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     1. trading by an insider, while aware of material nonpublic information, or

     2. trading by a non-insider, while aware of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

     3.   communicating material nonpublic information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this policy statement, you have any questions you should consult the Compliance Officer of the State Farm Mutual Funds.

1.   Who is an Insider?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.   What is Material Information?

     Trading on insider information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.   What is Nonpublic Information?

     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.   Basis for Liability.

     i.  Fiduciary duty theory

         In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

     In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

     However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure.

     ii. Misappropriation theory

         Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the court found, in 1987, a columnist defrauded The Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

5.   Penalties for Insider Trading

     Penalties for trading on or communication of material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

     -    civil injunctions

     -    treble damages

     -    disgorgement of profits

     -    jail sentences

     - fines for the person who committed the violation to three times the profit gained or loss avoided, whether or not the person actually benefited, and

     - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation of this policy statement can be expected to result in serious sanctions by State Farm, including dismissal of the person involved.

                                     FORM A

                        Initial Holdings Report _________

                        Annual Holdings Report  _________

                                   (check one)

Please report below the information regarding any Covered Security in which you have a direct or indirect Beneficial Ownership interest. For the definition of Beneficial Ownership and Covered Security, please see Article X of the Code of Ethics (a broker prepared inventory, or typed inventory may be attached in lieu of hand-written information).

-----------------------------------------------------------------------------------------------
     Name or                     Ticker           Number of Shares and      Name of Broker,
 Description of              (if available)       Principal Amount of    Dealer, or Bank with
    Security                                            Security          Whom the Account is
                                                                              Maintained
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

Other than the accounts reported above, please report the name of any broker, dealer or bank with whom you have an account in which Securities are held for your direct or indirect benefit. The definition of Securities includes mutual funds, variable products, U.S. government obligations, bank certificates of deposit, and short-term debt instruments.

       Name of Broker, Dealer, or Bank with Whom the Account is Maintained

1.

2.

3.

4.

If this is an Initial Holdings Report, you must report information as of the date you became an Access Person under this the Code of Ethics. The Initial Holdings Report must be filed with the Compliance Officer by the 10th day following the day you became an Access Person under this Code. If this is an Annual Holdings Report, you must report the information as of December 31, and you must file this report with the Compliance Officer by the following January 30 of the following year. If you need more space than is provided above to report your holdings, please attach an additional sheet of paper listing those holdings.

____________________________________________    _____________________________
Access Person's Signature                             Date

____________________________________________
Access Person's Typed or Printed Signature

                                     FORM B

                    REPORT OF PERSONAL SECURITY TRANSACTIONS
             AND REPORT OF ESTABLISHMENT OF NEW SECURITIES ACCOUNTS
                      BY CODE OF ETHICS ACCESS PERSONS AND
                            ADVISORY REPRESENTATIVES

1.  Transactions in Covered Securities

-------------------------------------------------------------------------------------------------------------
                 Buy,                   Description        Interest                     Number      Broker,
 Date          Sell or     Ticker           of             Rate and    Price          of Shares    Dealer or
                Other                    Securities        Maturity                 and Principal    Bank
                                                             Date*                     Amount
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

* If a note, bond, or other fixed or variable rate Covered Security, report the interest rate and maturity date along with a description of the Security.

2. Establishment of Securities Account (Not applicable to Advisory Representatives)

    a. Name of broker, dealer, or bank with whom the account was established:

       ______________________________________________________________________

    b. Date the account was established: ____________________________________

                              * * * * * * * * * * *

All Access Persons and Advisory Representatives must prepare, sign, and file this report within 10 days after the end of the calendar quarter during which the transaction or the establishment of the Securities Account took place.


__________________________________________         ___________________________
Signature of Access Person
or Advisory Representative                                    Date

-------------------------------------------
Typed or Printed Signature of Access Person or Advisory Representative

                                     FORM C

          PRECLEARANCE FOR AND REPORT OF PERSONAL SECURITY TRANSACTIONS
                  BY PORTFOLIO MANAGERS AND INVESTMENT ANALYSTS

Transactions in Covered Securities

  ------------------------------------------------------------------------------------------------------
                 Buy,              Description    Interest               Number
Date           Sell of    Ticker       of         Rate and    Price     of Shares     Broker,
                Other              Securities     Maturity                 and         Dealer
                                                   Date*                Principal     or Bank
                                                                          Amount
  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------

* If a note, bond, or other fixed or variable rate Covered Security, report the interest rate and maturity date along with a description of the Security.

The transaction(s) described above was/were precleared as follows:


----------------------------------------------------------------------------------------------------------------
                                   Signature or Initials                Date                         Time
----------------------------------------------------------------------------------------------------------------
Trading Desk (only
applicable when
obtaining preclearance
for equity securities)
----------------------------------------------------------------------------------------------------------------
Investment
Department Head or
Designee
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                  Date                                   Time
----------------------------------------------------------------------------------------------------------------
Order Entered
----------------------------------------------------------------------------------------------------------------
Order Executed
----------------------------------------------------------------------------------------------------------------

--------------------------------------                   -----------------------
Signature of Portfolio Manager
Or Investment Analyst                                         Date

-------------------------------------
Typed or Printed Name of Portfolio Manager
Or Investment Analyst

Portfolio managers and investment analysts must file this report with the Investment Department Secretary by noon of the business day following the day the securities transaction is executed.